UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 15, 2015

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

______________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2015, the Company issued a Promissory Note for $10,000 received from James Sacks, A member of the Company's Board of Directors. The proceeds of the note will be used for general working capital. Under the terms of the Note, the Company agrees to repay the $10,000 including interest at 12%, is due March 13, 2016.

On September 15, 2015, the Company issued a Promissory Note for $10,000 received from Hazim Ansari, A member of the Company's Board of Directors. The proceeds of the note will be used for general working capital. Under the terms of the Note, the Company agrees to repay the $10,000 including interest at 12%, is due March 13, 2016.

On September 17, 2015, the Company issued a Promissory Note for $10,000 received from Richard Corredera, the Company's CFO. The proceeds of the note will be used for general working capital. Under the terms of the Note, the Company agrees to repay the $10,000 including interest at 12%. The Note, including interest, is due March 15, 2016.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWDGATHER, INC.

By:/s/ Sanjay Sabnani

Sanjay Sabnani, Chief Executive Officer

Date: September 18, 2015